UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2005

MTI Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23418 (Commission File Number)	95-3601802 (IRS Employer Identification No.)

14661 Franklin Avenue, Tustin, California (Address of principal executive offices)		92780 (Zip Code)

Registrant’s telephone number, including area code (714) 481-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 17.1
EXHIBIT 17.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On March 14, 2005, MTI Technology Corporation (the “Company”) was notified that Messrs Ralph J. Yarro, III and Darcy G. Mott have resigned from the Company’s Board of Directors in connection with their resignation from all positions at The Canopy Group, Inc., a shareholder of the Company. The resignations were effective March 10, 2005. Mr. Yarro served on the Nominating/Corporate Governance Committee of the Company’s Board of Directors. A copy of the resignation letter submitted by Mr. Yarro is attached to this Current Report as Exhibit 17.1. Mr. Darcy served on the Compensation Committee of the Company’s Board of Directors. A copy of the resignation letter submitted by Mr. Mott is attached to this Current Report as Exhibit 17.2.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit Number	Description
17.1	Resignation Letter, effective March 10, 2005, from Ralph J. Yarro, III.
17.2	Resignation Letter, effective March 10, 2005, from Darcy G. Mott.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: March 16, 2005	/s/ THOMAS P. RAIMONDI, JR.
Thomas P. Raimondi, Jr.
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
17.1	Resignation Letter, effective March 10, 2005, from Ralph J. Yarro, III.
17.2	Resignation Letter, effective March 10, 2005, from Darcy G. Mott.